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                                                                      EXHIBIT 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated September 5, 2002, relating to the financial statements and financial highlights which appears in the Annual Report to Shareholders of Janus Adviser Strategic Value Fund (one of the portfolios constituting the Janus Adviser Series), which is also incorporated by reference into the Registration Statement.


PricewaterhouseCoopers LLP


Denver, Colorado
February 6, 2003